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                                                                   Exhibit 10.32


                    FIRST AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT ("Amendment") is made this    day of February, 1999 between
Golf One Industries, Inc., a Delaware corporation (the "Corporation") and James
A. Capwill ("Consultant").

     WHEREAS, on or about November 5, 1998 the Corporation and Consultant entered into a certain Consulting Agreement (the Original Consulting Agreement) whereby Consultant was hired to perform certain consulting services for the Corporation; and

     WHEREAS, the parties desire to amend the Original Consulting Agreement, as provided herein.

     NOW, THEREFORE, the Corporation and Consultant agree as follows:

     1. Consulting Services. In addition to the services provided in the Original Consulting Agreement, Consultant agrees (i) to provide the Corporation with at least one personal appearance of at least one half day in length per calendar quarter, on dates to be mutually arranged at a location mutually approved; (ii) to make at least one (1) member of Consultant's staff available at least one (1) hour per week, on mutually arranged dates, for telephone consultation regarding the Corporation's general financial matters; (iii) to introduce the Corporation's president from time to time to persons who Consultant reasonably believes may have an interest in transacting business with the Corporation; and (iv) to review such financial documents regarding any material acquisitions or mergers as the Corporation's president may reasonably request from time to time and provide verbal comment to the Corporation's president regarding such review.

     2. Term. The Original Consulting Agreement, as amended, is hereby extended through December 31, 1999. At the option of Consultant, the Original Consulting Agreement, as amended, may be extended by two months for each month or part thereof beyond December, 1999 that the Corporation is indebted to Capital Fund Leasing, LLC, or the successor or assigns thereof.

     3. Consideration. In addition to the consideration provided under the Original Consulting Agreement, the Corporation agrees to pay Consultant the sum of $82,500.00, payable (i) $15,000.00 upon the execution of this Amendment,
(ii) $7,500.00 per month starting on the first day of April, 1999 and thereafter on the first day of each month through December, 1999, and (iii) $7,750.00 per month for each month that the Original Consulting Agreement, as amended, is extended pursuant to Section 2 of this Amendment.

     4. Ratification. The Original Consulting Agreement, as amended by this Amendment, is hereby ratified and affirmed in full and incorporated herein by reference.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


Golf One Industries, Inc.,
a Delaware corporation

By: Alfonso J. Cervantes
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                                        James A. Capwill
Its: President
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